EXHIBIT 21

                 LIST OF SUBSIDIARIES OF WARRANTECH CORPORATION

1.  WARRANTECH CONSUMER PRODUCT SERVICES, INC.
             a Connecticut corporation

2.  WCPS OF FLORIDA, INC.
             a Florida corporation

3.  WARRANTECH AUTOMOTIVE, INC.
             a Connecticut corporation

4.  WARRANTECH AUTOMOTIVE OF CALIFORNIA, INC.
             a California corporation

5.  WARRANTECH AUTOMOTIVE RISK PURCHASING GROUP, INC.
             a Michigan corporation

6.  WARRANTECH AUTOMOTIVE OF FLORIDA, INC.
             a Florida corporation

7.  WARRANTECH DIRECT, INC.
             a Texas corporation

8.  WARRANTECH (UK) LIMITED
             a company incorporated in England

9.  WARRANTECH INTERNATIONAL, INC.
             a Delaware corporation

10. WCPS OF CANADA, INC.
             a Connecticut corporation

11. WARRANTECH AUTOMOTIVE OF CANADA, INC.
             a Connecticut corporation

12. WARRANTECH EUROPE PLC
             a company incorporated in England

13. WARRANTECH ADDITIVE, INC.
             a Texas corporation

14. WARRANTECH HOME SERVICE COMPANY
             a Connecticut corporation

15. WARRANTECH CARIBBEAN LTD
             a company incorporated in the Cayman Islands

16. WARRANTECH HOME ASSURANCE COMPANY
             a Florida corporation

17. REPAIRMASTER  CANADA, INC.
             a company incorporated in Canada


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18. WCPS DIRECT, INC.
             a Texas corporation

19. WHSC DIRECT, INC.
             a Texas corporation

20. WARRANTECH HOME ASSURANCE COMPANY
             a Connecticut corporation

21. WARRANTECH INTERNATIONAL de CHILE
             a Company incorporated in Chile

22. VEMECO, INC.
             a Connecticut corporation


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